EXHIBIT 99


News Release


Greg Manning Auctions Reports Record Year-End and Fourth Quarter Financial Results; Strong Market Demand Leads to Record Revenue, Aggregate Sales and Net Income in Fiscal 2004

WEST CALDWELL, N.J.--(BUSINESS WIRE)--Sept. 9, 2004--Greg Manning Auctions, Inc. (Nasdaq: GMAI) today announced record financial results for the fourth quarter and fiscal year ended June 30, 2004.

Revenue, which includes inventory sales plus commission income, climbed 110% in fiscal 2004 to $212.9 million from $101.2 million in the corresponding period a year ago. Aggregate sales, which include inventory sales plus consignment sales, rose 119% to $258.4 million in fiscal 2004 from $118.2 million in the previous fiscal year. Net income for the year was $29.4 million, or $1.14 per diluted share, compared to $2.8 million, or $0.22 per diluted share, in fiscal 2003. Net income in fiscal 2004 included a non-cash tax credit of $4.9 million resulting from a change in deferred tax valuation recognized in the fourth quarter. Excluding this tax credit, pro-forma net income in fiscal 2004 was $24.5 million, or $0.95 per diluted share.

In the fourth quarter, revenue rose 103% to $60.7 million from $29.8 million in the same period last year. Aggregate sales increased 120% to $75.4 from $34.2 million in the fiscal 2003 fourth quarter. Net income in the quarter was $16.3 million, or $0.57 per diluted share, compared to $2.1 million, or $0.17 per diluted share. Net income in the fiscal 2004 fourth quarter included the aforementioned tax credit of $4.9 million. Excluding this benefit, net income in the 2004 fourth quarter was $11.4 million, or $0.39 per diluted share.

Greg Manning, First Vice Chairman, President and Chief Executive Officer, said, "Our record financial performance in fiscal 2004 exceeded our expectations and reflects the strong demand in the philatelic and numismatic markets. In addition, during the year we completed several major acquisitions that we believe will complement our core competencies in the multibillion-dollar global collectible market for rare coins and stamps. The Company expanded its global presence across the U.S., Europe and Asia this past year and currently operates a total of 16 subsidiaries in six countries, plus Internet auctions. Our exclusive supplier agreements with Afinsa Bienes Tangibles, SA of Madrid, Spain, our majority shareholder, contributed approximately $102.2 million in non-auction sales. Although the agreements do not specify a minimum level of sales, based on our sales to Afinsa over the past year, we estimate that the contracts, which can be terminated by either party under certain circumstances, will generate more than $1 billion in revenue to GMAI over the full ten-year term of the agreements."

Manning continued, "Our rapid growth also reflects management's ability to execute its strategic growth plan. In fiscal 2004, pretax profit climbed to $32.6 million from $3.0 million in fiscal 2003. In addition, gross profit grew to $61.5 million, or 28.9% of revenue, compared to $14.5 million, or 14.3% of revenue, in fiscal 2003."

Esteban Perez, Chairman of the Board, added, "We are confident in our ability to sustain strong internal growth as well as growth through additional complementary acquisitions. The successful platform we have built provides substantial growth opportunities that will enable management to drive future performance and maximize shareholder returns."

In the fourth quarter, Greg Manning Auctions realized approximately $22.1 million in aggregate sales through its coin and stamp companies located in North America, Europe and Hong Kong as compared to $8.2 million in aggregate sales in the same period last year. Pretax profit in the fourth quarter totaled $14.4 million compared to $2.3 million in the same period last year and gross profit was $23.6 million, or 38.9% of revenue, compared to $6.4 million, or 21.5% of revenue.

Larry Crawford, Chief Financial Officer, said, "Fiscal 2004 was a breakthrough year for GMAI. In addition to record revenue, aggregate sales and net income, the Company ended the year in the strongest financial position in its history. As of June 30, the Company reported a cash position of $16.3 million and $48.4 million in working capital.

"We look forward to fiscal 2005 which will reflect a full year of operations from our recently acquired companies, including the renowned auction house of H.R. Harmer of New York, whose acquisition was completed on July 30, 2004. Our auction line-up for the first half of 2005 is our strongest ever for this period, with numerous live event sales already scheduled as well as a full line of Internet auctions. We also recognize the benefits of operating as a public company, which has manifest itself as a competitive advantage in securing business with prospective consignors and those who prefer to sell their collectibles for immediate payment. We intend to continue to enhance our overall operating leverage as we strengthen our presence in the global marketplace, particularly in Europe and Asia. Finally, we believe we will solidify our position as one of the leading collectible companies in the world as exemplified by our fiscal 2004 results and our excellent prospects for continued growth in fiscal 2005 and beyond."

The company will broadcast live via the Internet its fourth quarter and year-end conference call for fiscal 2004 today at 10:00 a.m. Eastern Time to discuss financial results, business developments and future outlook. To listen to the call,

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please go to www.kcsa.com. A replay of the web cast will be available for 30 days.


About Greg Manning Auctions


Greg Manning Auctions, Inc. is a global collectibles merchant and auction house network, with operations in North America, Europe and Asia and on the Internet. This network was created in September 2003 when GMAI and Auctentia, S.L. effectively integrated their auction businesses, creating a GMAI-AUCTENTIA global collectibles auction network.

In North America, GMAI is a leading traditional and e-commerce - live event, Internet, and interactive telephone - auctioneer and merchant/dealer of collectibles. Coins, stamps and sports cards are offered at www.gregmanning.com and www.teletrade.com. Its operations include the Greg Manning Auctions division, Ivy & Manning Philatelic Auctions, H.R. Harmer, Greg Manning Galleries, Spectrum Numismatics, Teletrade, Nutmeg Stamp Sales, Superior Sports Auctions, Bowers & Merena Galleries and Kingswood Coin Auctions.

In Europe, the leading auction houses affiliated with the network are Auctentia Subastas of Madrid, Spain (operating under the name "Afinsa Auctions"); Corinphila Auktionen of Zurich, Switzerland (65% owned by GMAI); and the Koehler group of auction companies of Berlin (66.67% owned by GMAI) and Wiesbaden, Germany.

GMAI also owns GMAI Auctentia Central de Compras (CdC) of Madrid, Spain, which is engaged in the sale, marketing and production of owned and third-party collectibles, with an emphasis on specialized philatelic material.

Both GMAI and CdC currently act as exclusive supplier of collectibles - primarily stamps and coins - on a worldwide basis to Afinsa Bienes Tangible, S.A. of Madrid, Spain, one of the world leaders in marketing tangible investment products.

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in GMAI's filings with the Securities and Exchange Commission, including GMAI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that GMAI has filed with the Commission.


                           GREG MANNING AUCTIONS, INC.
                      Consolidated Statements of Operations
                  For the Three Months and Year Ended June 30,
                        (thousands except per share data)
                                   (Unaudited)


                                                           Three Months                      Year Ended
                                                          Ended June 30,                      June 30,
                                                      2003            2004              2003             2004
                                                    ---------       ---------         ---------       ---------

Aggregate Sales                                     $  34,210       $  75,452         $ 118,232       $ 258,383

 Operating Revenues
   Sales of inventory                               $  20,822       $  19,303         $  89,268       $  97,688
   Sales of inventory - related party                   7,654          36,687             7,654         102,215
   Commissions earned                                   1,351           4,693             4,269          12,987
                                                    ---------       ---------         ---------       ---------
    Total Revenues                                     29,827          60,683           101,191         212,890

 Cost of merchandise sold                              23,416          37,047            86,672         151,399
                                                    ---------       ---------         ---------       ---------
   Gross profit                                         6,411          23,636            14,519          61,491

 Operating Expenses
   General and Administrative                           1,381           4,215             5,175          13,517
   Salaries and Wages                                   1,910           3,096             5,457          10,271
   Depreciation and Amortization                          192             321               557             915
   Marketing                                              416           1,372             1,561           2,981
                                                    ---------       ---------         ---------       ---------
   Total Operating Expenses                             3,899           9,004            12,750          27,684
                                                    ---------       ---------         ---------       ---------
    Operating Income                                    2,512          14,632             1,769          33,807
                                                    ---------       ---------         ---------       ---------

      Other Income (expense)                              (87)            (16)              (87)           --
     Interest Income                                       38              94               172             259
     Interest Expense                                    (211)           (356)             (874)           (946)
     Impairment of investment in investee                --              --                --              (500)
     Gain from sale of investee - related party          --              --               2,035            --
                                                    ---------       ---------         ---------       ---------
         Income before income taxes                     2,252          14,354             3,015          32,620
 Provision for income taxes                               192          (1,977)              192           3,254
                                                    ---------       ---------         ---------       ---------
 Net Income                                         $   2,060       $  16,331         $   2,823       $  29,366
                                                    =========       =========         =========       =========

EBITDA                                              $   2,655       $  15,031         $   4,446       $  34,481
                                                    =========       =========         =========       =========

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

                                                           Three Months                      Year Ended
                                                          Ended June 30,                      June 30,
                                                       2003          2004               2003           2004
                                                     --------       --------          --------       ----------

Earnings per Share Schedule
---------------------------
 Net Income                                          $  2,060       $ 16,331          $  2,823       $   29,366
                                                     ========       ========          ========       ==========

EBITDA                                               $  2,655       $ 15,031          $  4,446       $   34,481
                                                     ========       ========          ========       ==========

 Basic Earnings per Share
   Weighted average shares outstanding                 12,842         27,030            12,739           23,985
                                                     ========       ========          ========       ==========
   Basic Earnings per share                          $   0.17       $   0.60          $   0.22       $     1.22
                                                     ========       ========          ========       ==========
      EBITDA Earnings per share                      $   0.21       $   0.56          $   0.35       $     1.44
                                                     ========       ========          ========       ==========

 Diluted Earnings per Share
   Weighted average shares outstanding                 13,136         28,802            12,816           25,787
                                                     ========       ========          ========       ==========
   Diluted Earnings per Share                        $   0.17       $   0.57          $   0.22       $     1.14
                                                     ========       ========          ========       ==========
      EBITDA Earnings per share                      $   0.20       $   0.52          $   0.35       $     1.34
                                                     ========       ========          ========       ==========


                                           Three Months                       Year Ended
                                          Ended June 30,                       June 30,
EBITDA Reconciliation Schedule          2003           2004                2003           2004
------------------------------        --------       --------            --------       --------

Net Income                            $  2,060       $ 16,331            $  2,823       $ 29,366
   Plus:
   Interest expense                        211            356                 874            946
   Provision for income taxes              192         (1,977)                192          3,254
   Depreciation                            192            321                 557            915
                                      --------       --------            --------       --------
EBITDA                                $  2,655       $ 15,031            $  4,446       $ 34,481
                                      ========       ========            ========       ========


                                                  Three Months                         Year Ended
Net Income Before Deferred Tax                   Ended June 30,                         June 30,
 Benefit Schedule                            2003              2004              2003               2004
------------------------------             --------          --------           --------          --------

Net Income                                 $  2,060          $ 16,331           $  2,823          $ 29,366
   Less:
   Deferred tax benefit                        --              (4,880)              --              (4,880)
                                           --------          --------           --------          --------
Net Income Before Deferred Tax Benefit     $  2,060          $ 11,451           $  2,823          $ 24,486
                                           ========          ========           ========          ========


    CONTACT: KCSA Worldwide
             Investor Contacts:
             Jeffrey Goldberger / Michael Cimini
             212-896-1249 / 212-896-1233
             jgoldberger@kcsa.com
             mcimini@kcsa.com
              or
             Greg Manning Auctions, Inc.
             800-221-0243 / 973-882-0004
             Fax: 973-882-3499
             www.gregmanning.com
             info@gregmanning.com

    SOURCE: Greg Manning Auctions, Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Greg Manning Auctions Inc's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.